UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2006

UNIVERSAL CAPITAL MANAGEMENT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51132	20-1568059
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2601 Annand Drive, Suite 16, Wilmington, DE	19808
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(302) 998-8824

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 13, 2006, the Registrant entered into the material agreement described under Item 2.03 below which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Pursuant to a commitment letter dated October 13, 2006, the Registrant agreed to invest, subject to certain conditions, $250,000 in Theater Xtreme Entertainment Group, Inc. (“Theater Xtreme”), one of its portfolio companies. The obligation does not need to be honored if Theater Xtreme is able to sell on or prior to October 31, 2006 at least $250,000 of debentures bearing interest at no more than 10% per annum and common stock warrants to purchase 200,000 shares of Theater Xtreme common stock at an exercise price of not less than $1.00 per share. If Theater Xtreme does not give notice for the Registrant to honor its obligations on or prior to November 1, 2006, then the commitment letter expires.

If the Registrant is called on to honor its obligations to Theater Xtreme, it will be entitled to obtain debentures and common stock warrants with the terms set forth above in exchange for payment of $250,000.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Number	Description of Document
10.1	Commitment Letter by Universal Capital Management, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Universal Capital Management, Inc. (Registrant)

October 19, 2006	By:	/s/ Joseph Drennan
	Name:	Joseph Drennan
	Title:	Chief Financial Officer

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